Exhibit 3.1
CERTIFICATE OF ELIMINATION OF
CERTIFICATE OF DESIGNATIONS OF THE
CUMULATIVE SERIES A CONVERTIBLE PREFERRED SHARES OF
EVOLENT HEALTH, INC.
PURSUANT TO SECTION 151(g) OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
The undersigned, Seth Blackley, being the Chief Executive Officer of Evolent Health, Inc., a Delaware corporation (the “Company” or “Parent”), does hereby certify that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolution was duly adopted by unanimous written consent by the Board of Directors of the Company (the “Board”) on August 5, 2025, and, pursuant to authority conferred upon the Board by the provisions of the Company’s certificate of incorporation, as amended and in effect (the “Certificate of Incorporation”), in accordance with Section 141 of the General Corporation Law by unanimous written consent of the Board, the Board adopted resolutions eliminating the designation and the relative powers, preferences, rights, qualifications, limitations and restrictions of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”). The resolutions eliminating the designation and relative powers, preferences, rights, qualifications, limitations and restrictions of such Series A Preferred Stock are as follows:
RESOLVED, upon receipt by the Parent of the shares of Series A Preferred Stock tendered to the Parent by the holders thereof, the Authorized Officers of the Parent be, and each of them individually hereby is, authorized, empowered and directed in the name of and on behalf of the Parent to file a Certificate of Elimination with the Secretary of State of the State of Delaware, extinguishing all the Parent’s obligations pursuant to the Certificate of Designation of the Series A Preferred Stock originally filed with the Secretary of State of the State of Delaware on January 19, 2023.
[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Elimination of the Series A Convertible Preferred Shares of Evolent Health, Inc. has been executed by a duly authorized officer of the Company on this 7th day of August, 2025.

/s/ Seth Blackley
Seth Blackley Chief Executive Officer

[Certificate of Elimination of Series A Preferred Stock – Signature Page]